===============================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   --------

                                   FORM 8-K/A

                                   --------


                                AMENDMENT NO. 1
                                      TO
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                     DATE OF REPORT:   SEPTEMBER 21, 1998
              (DATE OF EARLIEST EVENT REPORTED: AUGUST 31, 1998)


                        GROUP MAINTENANCE AMERICA CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    TEXAS                         1-13565                      76-0535259
(STATE OR OTHER                 (COMMISSION                  (I.R.S. EMPLOYER
 JURISDICTION                   FILE NUMBER)                IDENTIFICATION NO.)
OF INCORPORATION)





 8 GREENWAY PLAZA, SUITE 1500
       HOUSTON, TEXAS                                                 77046
(ADDRESS OF PRINCIPAL EXECUTIVE                                     (ZIP CODE)
         OFFICES)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 860-0100



===============================================================================

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     On August 31, 1998, Group Maintenance America Corp. (the "Company") completed the acquisition of Romanoff Electric Corp., an Ohio corporation ("Romanoff"). The Company acquired Romanoff pursuant to a merger (the "Merger") of Romanoff Electric Acquisition Corp.("REAC"), a wholly-owned subsidiary of the Company, with and into Romanoff. The Merger was effected in accordance with the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 31, 1998, among the Company, REAC, Romanoff, and the shareholders of Romanoff. A copy of the Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. Romanoff was the surviving corporation of the Merger. The purchase price paid or to be paid by the Company for Romanoff consists of $17.4 million in cash, $4.0 million in notes payable and 0.8 million shares of the Company's common stock, par value $.001 per share ("Common Stock").

     Substantially all of the stockholders of Romanoff prior to the Merger will be employed by the surviving corporation after the Merger. After the Merger, Romanoff shall continue to lease a facility from a partnership of which three former shareholders of Romanoff (Matthew Romanoff, Cynthia Romanoff and Pamela Romanoff) own partnership interests.

     Romanoff is engaged in the business of providing electrical and communication network installation, maintenance and repair services for large commercial and industrial customers in the Toledo, Ohio marketplace. The assets of Romanoff consist primarily of cash, accounts receivable, inventory, equipment, vehicles and goodwill. The Company expects that Romanoff will continue to conduct its business in substantially the same manner as conducted before the Merger.

     The cash portion of the consideration paid by the Company in connection with the Merger was provided pursuant to loans made under a Credit Agreement dated as of June 12, 1998 (the "Credit Agreement") among the Company, certain subsidiaries of the Company, Chase Bank of Texas, National Association, as Agent, Paribas and ABN AMRO Bank, N.V., as Co-Agents, and the banks named
therein (the "Lenders").   Under the Credit Agreement, a syndicate of banks
agreed to provide up to $125 million of financing to the Company on a secured basis. A list of the Lenders is set forth on Exhibit 99 which is incorporated herein by reference.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of businesses acquired.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Romanoff Electric Corp.:

  We have audited the accompanying balance sheet of Romanoff Electric Corp. as of December 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Romanoff Electric Corp. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
August 26, 1998

                            ROMANOFF ELECTRIC CORP.

                                 BALANCE SHEETS

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                        ASSETS                         ------------ -----------
                                                                    (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents........................... $    61,043  $   242,807
  Accounts receivable--trade, net of allowance for
   doubtful accounts of $104,631 at December 31, 1997
   and June 30, 1998..................................   7,109,958    6,410,565
  Accounts receivable, other..........................      31,383      193,091
  Inventories.........................................     228,950      203,760
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................   1,260,337    1,942,862
  Prepaid expenses and other current assets...........       2,953          234
                                                       -----------  -----------
    Total current assets..............................   8,694,624    8,993,319
PROPERTY AND EQUIPMENT, NET...........................   1,783,677    1,851,589
CASH SURRENDER VALUE OF LIFE INSURANCE................   1,244,950    1,290,550
OTHER LONG-TERM ASSETS................................      11,500       11,500
                                                       -----------  -----------
    Total assets...................................... $11,734,751  $12,146,958
                                                       ===========  ===========
         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................... $ 2,388,988  $ 1,682,106
  Accrued expenses....................................   2,010,168    2,427,815
  Accrued income taxes payable........................      11,631       34,338
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................   1,154,329      824,370
  Current maturities of long term debt................     100,000           --
                                                       -----------  -----------
    Total current liabilities.........................   5,665,116    4,968,629
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Class A common stock--no par value; stated value
   $200 per share; 1,095 and 1,120 shares issued and
   outstanding, respectively..........................     219,000      224,000
  Class B common stock--no par value; stated value
   $200 per share; 229 and 274 shares issued and out-
   standing, respectively.............................      45,800       54,800
  Paid-in capital.....................................      31,950      267,650
  Retained earnings...................................   5,772,885    6,631,879
                                                       -----------  -----------
    Total shareholders' equity........................   6,069,635    7,178,329
                                                       -----------  -----------
    Total liabilities and shareholders' equity........ $11,734,751  $12,146,958
                                                       ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                            ROMANOFF ELECTRIC CORP.

                            STATEMENTS OF OPERATIONS

                                                       SIX MONTHS ENDED JUNE
                                         YEAR ENDED             30,
                                          DECEMBER    ------------------------
                                          31, 1997       1997         1998
                                         -----------  -----------  -----------
                                                            (UNAUDITED)
REVENUES................................ $33,008,426  $16,646,981  $18,799,888
COST OF SERVICES........................  25,430,111   12,699,405   13,880,072
                                         -----------  -----------  -----------
    Gross profit........................   7,578,315    3,947,576    4,919,816
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES...............................   4,930,455    2,343,373    2,902,550
                                         -----------  -----------  -----------
    Income from operations..............   2,647,860    1,604,203    2,017,266
OTHER INCOME (EXPENSE):
  Interest income.......................      29,470       14,735        8,622
  Interest expense......................     (29,775)      (5,456)      (2,459)
  Other, net............................      (3,490)     (12,190)      41,577
                                         -----------  -----------  -----------
    Income before income tax provision..   2,644,065    1,601,292    2,065,006
INCOME TAX PROVISION....................      25,600       15,503       50,000
                                         -----------  -----------  -----------
NET INCOME.............................. $ 2,618,465  $ 1,585,789  $ 2,015,006
                                         ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                            ROMANOFF ELECTRIC CORP.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                              COMMON STOCK                             TOTAL
                             --------------- PAID-IN   RETAINED    SHAREHOLDERS'
                             SHARES  AMOUNT  CAPITAL   EARNINGS       EQUITY
                             ------ -------- -------- -----------  -------------
Balance, December 31, 1996.  1,314  $262,800 $  3,950 $ 5,391,980   $ 5,658,730
  Issuance of stock........     10     2,000   28,000          --        30,000
  Net income...............     --        --       --   2,618,465     2,618,465
  Distribution to
   shareholders............     --        --       --  (2,237,560)   (2,237,560)
                             -----  -------- -------- -----------   -----------
Balance, December 31, 1997.  1,324   264,800   31,950   5,772,885     6,069,635
  Issuance of stock
   (unaudited).............     70    14,000  235,700          --       249,700
  Net income (unaudited)...     --        --       --   2,015,006     2,015,006
  Distributions to
   shareholders
   (unaudited).............     --        --       --  (1,156,012)   (1,156,012)
                             -----  -------- -------- -----------   -----------
Balance, June 30, 1998
 (unaudited)...............  1,394  $278,800 $267,650 $ 6,631,879   $ 7,178,329
                             =====  ======== ======== ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                            ROMANOFF ELECTRIC CORP.

                            STATEMENTS OF CASH FLOWS

                                                           SIX MONTHS ENDED
                                           YEAR ENDED          JUNE 30,
                                          DECEMBER 31,  ------------------------
                                              1997         1997         1998
                                          ------------  -----------  -----------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $ 2,618,465   $ 1,585,789  $ 2,015,006
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation........................      435,609       181,676      231,660
    Loss on sale of property and
     equipment..........................        3,490            --           --
    Increase in cash surrender value of
     life insurance.....................     (100,949)      (45,600)     (45,600)
    Change in operating assets and
     liabilities:.......................
    (Increase) decrease in--
      Accounts receivable--Trade........     (101,613)      612,963      699,393
      Accounts receivable--Other........       11,848       (28,781)    (161,708)
      Inventories.......................      (16,167)      (41,283)      25,190
      Costs and estimated earnings in
       excess of billings on uncompleted
       contracts........................      703,820       962,696   (1,012,484)
      Prepaid expenses and other current
       assets...........................       (1,669)        1,050        2,719
    Increase (decrease) in--
      Accounts payable..................       60,844      (902,532)    (706,882)
      Income taxes payable..............      (26,333)       20,696       22,706
      Accrued expenses..................       (7,829)       36,857      417,648
                                          -----------   -----------  -----------
        Net cash provided by operating
         activities.....................    3,579,516     2,383,531    1,487,648
                                          -----------   -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...     (575,038)     (188,978)    (299,572)
  Proceeds from sale of equipment.......          127            --           --
                                          -----------   -----------  -----------
        Net cash used in investing
         activities.....................     (574,911)     (188,978)    (299,572)
                                          -----------   -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings..............       50,000            --           --
  Repayment of debt.....................     (963,054)     (847,372)    (100,000)
  Proceeds from issuance of stock.......       30,000            --      249,700
  Distributions to shareholders.........   (2,237,560)     (897,107)  (1,156,012)
                                          -----------   -----------  -----------
        Net cash used in financing
         activities.....................   (3,120,614)   (1,744,479)  (1,006,312)
                                          -----------   -----------  -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS.     (116,009)      450,074      181,764
CASH AND CASH EQUIVALENTS, beginning of
 period.................................      177,052       177,052       61,043
                                          -----------   -----------  -----------
CASH AND CASH EQUIVALENTS, end of
 period.................................  $    61,043   $   627,126  $   242,807
                                          ===========   ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                            ROMANOFF ELECTRIC CORP.

                         NOTES TO FINANCIAL STATEMENTS

 (ALL INFORMATION WITH RESPECT TO THE INTERIM PERIODS ENDED JUNE 30, 1997 AND
                              1998 IS UNAUDITED)

1. BUSINESS AND ORGANIZATION

  Romanoff Electric Corp. ("the Company") is a full-service unionized electrical contractor serving principally northwest Ohio and southeast Michigan. The Company performs work under cost-plus-fee contracts, fixed price contracts, and time and material contracts. The length of individual contracts varies, but typically is less than one year.

2. SUMMARY OF SIGNIFICANT POLICIES

 Interim Financial Information

  The interim financial statements for the six months ended June 30, 1997 and 1998 and as of June 30, 1998 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed price contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract, including work for approved change orders. Revenue from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method. Revenue from time and material contracts is accrued at the end of each month based on chargeable costs incurred through month end. Time and material contracts are billed for the number of man hours and costs incurred.

  Contract costs include all direct material, subcontract and labor costs and a provision for indirect costs such as indirect labor and equipment costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

 Cash and cash equivalents

  For purposes of the statement of cash flows, the Company considers investments in money market accounts and certificates of deposits purchased with an original maturity of three months or less to be cash equivalents. Cash payments for interest were $29,774, $5,456 and $2,459 for the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, respectively. Cash payments for taxes were $47,955, $5,193 and $27,293 for the year ended December 31, 1997 and six months ended June 30, 1997 and 1998, respectively.

                            ROMANOFF ELECTRIC CORP.

 Accounts Receivable

  Accounts receivable consists of the following at December 31, 1997:

      Accounts receivable--billed................................... $6,243,975
      Retainage receivable..........................................    970,614
      Allowance for doubtful accounts...............................   (104,631)
                                                                     ----------
                                                                     $7,109,958
                                                                     ==========

 Inventories

  Inventories consist of parts and supplies for general use and items for specific jobs. Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Expenditures for major renewals and improvements, which extend the useful lives of existing equipment, are capitalized and depreciated. The estimated useful lives of assets are as follows:

                                                                           YEARS
                                                                           -----
      Autos and trucks....................................................   5
      Machinery equipment.................................................  5-7
      Furniture and fixtures..............................................  5-7
      Leasehold Improvements..............................................  10

  Expenditures for repairs and maintenance are charged to expense when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Cash Surrender Value of Life Insurance

  Cash surrender value of life insurance is recorded at cash value as stated by the insurance carrier.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal and state tax purposes as an S Corporation whereby the shareholders' respective equitable shares in the taxable income of the Company are reportable on their individual tax returns. The Company has made distributions to the shareholders each year at least in the amounts necessary to pay personal income taxes payable on the Company's taxable income. The Company is subject to local taxes. As of December 31, 1997, deferred income taxes are insignificant.

 Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable, cash surrender value of life insurance and costs and estimated earnings in excess of billings on uncompleted contracts.

  Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts result primarily from contracts with customers principally in the Company's service area in northwest Ohio and

                            ROMANOFF ELECTRIC CORP.

southeast Michigan. Credit is extended to customers after an evaluation for credit worthiness; however, the Company does not require collateral or other security from customers.

  The Company's three largest customers accounted for 9.8%, 7.7%, and 5.4%, respectively, of total revenues for the year ended December 31, 1997.

3. EMPLOYEE BENEFIT PLANS

  The Company maintains a profit sharing/defined contribution plan for the benefit of its full-time employees who qualify under its terms and conditions. Eligibility in the plan is limited to personnel over 20 1/2 years old, with 6 months or more of service, who are exempt employees not covered by any other qualified plan. Total annual contributions to the plan range, at the discretion of the Company, from 5% to 15% of annual compensation of covered participants. Contributions for the year ended December 31, 1997 were $224,068. The Company also offers a 401(k) plan under which eligible employees contribute up to 10% of their salary.

  The Company contributes to several union-administered pension plans covering all of its union employees. Pension contributions charged to operations was $1,129,149 for the year ended December 31, 1997. Governmental regulations impose certain requirements relative to multi-employer plans. In the event of a plan's termination or employer withdrawal, the Company may be liable for a portion of the plan's unfunded vested benefits, if any. There were no unfunded vested pension liabilities under these plans at December 31, 1997.

4. LEASES

  The Company leases its facilities from a related partnership, pursuant to leases which expire in 2002 and which provide for payments of taxes, maintenance, and insurance by the Company. Management intends and has the ability to continue to renew its lease with related parties. Rental expense recorded under these leases for the year ended December 31, 1997, was $140,193. As of December 31, 1997, the total minimum rental commitments for operating leases which are due in future years is as follows:

      Year ending December 31, 1998.................................. $ 140,193
      Year ending December 31, 1999..................................   145,800
      Year ending December 31, 2000..................................   151,632
      Year ending December 31, 2001..................................   157,680
      Year ending December 31, 2002..................................   163,980
                                                                      ---------
                                                                      $ 759,285
                                                                      =========

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of December 31, 1997 is as follows:

      Costs incurred............................................... $10,341,573
      Estimated earnings recognized................................   1,622,110
                                                                    -----------
                                                                     11,963,683
      Less billings on contracts...................................  11,857,675
                                                                    -----------
                                                                    $   106,008
                                                                    ===========

                            ROMANOFF ELECTRIC CORP.

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheet under the following captions:

      Costs and earnings in excess of billings......................  1,260,337
      Billings in excess of costs and earnings...................... (1,154,329)
                                                                     ----------
                                                                     $  106,008
                                                                     ==========

6. PROPERTY AND EQUIPMENT

  The principal categories of property and equipment as of December 31, 1997 are as follows:

      Machinery and equipment....................................... $2,228,955
      Furniture and Fixtures........................................  1,287,812
      Automobiles and Trucks........................................    215,127
      Leasehold Improvements........................................    407,178
                                                                     ----------
                                                                      4,139,072
      Less: Accumulated depreciation................................  2,355,395
                                                                     ----------
        Total Property and Equipment, net........................... $1,783,677
                                                                     ==========

7. CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

8. TRANSACTIONS WITH RELATED PARTIES

  The Company rents certain office equipment on a monthly basis from Mishpocheh Leasing Company ("Mishpocheh") a related partnership. Rent expense pursuant to this lease charged to operations for the year ended December 31, 1997, was $76,991. See also Note 4.

  The Company provided certain administrative services to Romanoff Electric/Columbus, Inc. ("REC"), a former division of the Company that was spun off in 1995. Such amounts are included as a reduction of operating expenses and totaled $60,000 for the year ended December 31, 1997. Subsequent to year end, REC has been acquired by EMCOR, the agreement pursuant to which such services has been provided was terminated effective June 30, 1998, and the Company has received payment in full for all amounts receivable from REC.

  Accounts receivable from affiliates, included in the caption "Accounts Receivable, Other" in the accompanying balance sheets, consist of the following at December 31, 1997:

      REC............................................................... $28,783
      Mishpocheh........................................................   2,150
                                                                         -------
                                                                         $30,933
                                                                         =======

  There were no accounts payable to related parties at December 31, 1997.

                            ROMANOFF ELECTRIC CORP.

9. BORROWINGS UNDER BANK LINES OF CREDIT

  The Company has a total of $5,000,000 in revolving credit agreements and lines of credits with banks, as follows:

                                                               AMOUNT DRAWN AT
                                                              DECEMBER 31, 1997
                                                              -----------------
Fifth Third Bank of Toledo, N.A., $1,000,000 credit
 agreement providing for revolving credit through June 2000, unsecured, bearing interest at a rate of one-half percent
 below the bank's prime rate (prime rate of 8.5% at December
 31, 1997), commitment fee of 0.25% on average daily
 unadvanced balance, paid quarterly.........................      $100,000
Fifth Third Bank of Toledo, N.A., $1,000,000 line of credit
 through June 2000, unsecured, bearing interest at a rate of one-half percent below the bank's prime rate (prime rate of
 8.5% at December 31, 1997).................................            --
Key Bank, $2,000,000 line of credit through June 2000,
 unsecured, bearing interest at a rate of either the bank's
 prime rate (8.5% at December 31, 1997), or LIBOR plus
 2.25%, at the option of the Company........................            --
Capital Bank, $1,000,000 line of credit through June 2000,
 unsecured, bearing interest at the bank's prime rate (8.5%
 at December 31, 1997)......................................            --
                                                                  --------
                                                                  $100,000
                                                                  ========

10. COMMON STOCK

  Classes A and B common stock are identical in participation and ownership rights. Different restrictions apply to the ability to transfer shares. Class A shareholders are not required to be employees of the Company and may transfer shares to other Class A shareholders or linear descendants. Class B shareholders are required to be employees of the Company and may not transfer or sell any shares without the consent of all shareholders. If employment of the Class B shareholder is terminated for any reason, then the Company is obligated to purchase the stock from the shareholder based upon its book value. The total shares authorized for Class A and B are 3,000 shares.

11. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, cash surrender value of life insurance, and borrowings under bank lines of credit. The Company believes the carrying value of these instruments on the accompanying balance sheet at December 31, 1997 approximates their fair value.

12. EVENTS SUBSEQUENT TO INDEPENDENT AUDITORS' REPORT--ACQUISITION OF COMPANY (UNAUDITED)

  Effective August 31, 1998, Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

     (b)  Pro forma financial information.

                        GROUP MAINTENANCE AMERICA CORP.

                         UNAUDITED PRO FORMA COMBINED
                             FINANCIAL STATEMENTS

  Although for legal purposes Airtron, Inc. ("Airtron") was acquired by Group Maintenance America Corp. ("GroupMAC"), for accounting purposes, the transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC, due to the fact that the former shareholders of Airtron then owned a majority of the GroupMAC common stock. The following unaudited pro forma combined financial statements give effect to the acquisition of Airtron and
(i) 10 companies acquired prior to the IPO (together with Airtron, the "Pre-IPO Companies"), (ii) 13 companies acquired in connection with the IPO (the "IPO Companies") and (iii) 15 companies in the first quarter of 1998 (the "First Quarter Post-IPO Companies"), 12 companies in the second quarter of 1998 (the "Second Quarter Post-IPO Companies") and eight companies in the third quarter of 1998 (the "Third Quarter Post-IPO Companies", and together with the First Quarter Post-IPO Companies and the Second Quarter Post-IPO Companies, the "Post-IPO Companies", and together with the Pre-IPO Companies and the IPO Companies, the "GroupMAC Companies"). The Post-IPO Companies are as follows:

                                                                         DATE
                               COMPANY                                 ACQUIRED
                               -------                                 --------
Sterling Air Conditioning, Inc........................................  1/6/98
A-1 Mechanical of Lansing, Inc........................................ 1/15/98
Air Conditioning Engineers, Inc....................................... 1/15/98
Air Conditioning, Plumbing & Heating Service Co., Inc................. 1/15/98
Hungerford Mechanical Corporation..................................... 1/15/98
Mechanical Interiors, Inc............................................. 1/15/98
Valley Wide Plumbing & Heating, Inc................................... 1/15/98
Weigold & Sons, Inc................................................... 1/15/98
AA Advance Air, Inc................................................... 2/12/98
DIVCO, Inc............................................................ 2/12/98
J. D. Steward Air Conditioning, Inc................................... 2/13/98
New Construction Air Conditioning, Inc................................ 2/13/98
Aircon Energy, Incorporated........................................... 3/13/98
Ray & Claude Goodwin, Inc. (d/b/a "Ray's Plumbing, Inc.")............. 3/13/98
Sun Plumbing, Inc..................................................... 3/13/98
Barr Electric Corp....................................................  5/8/98
Premex, Inc. and Subsidiary (d/b/a "Commercial Air, Power & Cable,
 Inc.")...............................................................  5/8/98
Vantage Mechanical Contractors, Inc................................... 5/12/98
Wade's Heating and Cooling............................................ 5/15/98
Gilbert Mechanical Contractors, Inc................................... 5/15/98
HPS Plumbing Services, Inc............................................ 5/15/98
Atlantic Industrial Constructors, Inc. ............................... 6/12/98
Colonial Air Conditioning, Inc........................................ 6/12/98
Laney's, Inc. ........................................................ 6/12/98
Noron, Inc. .......................................................... 6/12/98
Team Mechanical, Inc. ................................................ 6/12/98
Air Conditioning and Heating Service, Inc............................. 6/14/98
Phoenix Electric Company.............................................. 7/31/98
Merritt Island Air & Heat, Inc........................................ 7/31/98
The Farfield Company.................................................. 8/12/98
Reliable Mechanical, Inc.............................................. 8/14/98
Ferguson Electric Corporation......................................... 8/14/98
Clark Converse Electric Service, Inc.................................. 8/28/98
Romanoff Electric Corp................................................ 8/31/98
Central Air Conditioning Contractors, Inc............................. 8/31/98

  All of the acquisitions were or will be accounted for under the purchase method of accounting. These unaudited pro forma combined financial statements are based on the historical financial statements of the acquired companies and estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

  The unaudited pro forma combined balance sheet combines the historical consolidated balance sheet of the Company and the balance sheets of the Third Quarter Post-IPO Companies, as if such acquisitions had occurred on June 30, 1998. The accompanying unaudited pro forma statements of operations of the Company combines the historical statements of operations of the Company and the statements of operations of the acquired entities as if such acquisitions had occurred on January 1, 1997.

  GroupMAC has analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners. To the extent the owners of the GroupMAC Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statements of operations. With respect to other potential cost savings, GroupMAC cannot fully quantify these savings at this time. It is anticipated that these savings will be partially offset by costs related to GroupMAC's corporate management and by the costs associated with being a public company. However, because these savings and costs cannot be accurately quantified at this time, they have not been included in the pro forma combined financial information of GroupMAC.

  The pro forma adjustments are based on available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. Certain acquisitions are subject to final equity adjustments, of which an estimate is reflected in the pro forma adjustments. The pro forma combined financial data do not purport to represent what GroupMAC's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of GroupMAC's financial position or results of operations for any future period. Since the acquisitions have not historically been under common control or management, historical pro forma combined results may not be indicative of or comparable to future performance. The unaudited pro forma combined financial statements should be read in conjunction with other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                        GROUP MAINTENANCE AMERICA CORP.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1998

                                (IN THOUSANDS)

                                                    OTHER
                                                THIRD QUARTER
                          GROUPMAC AND            POST-IPO     PRO FORMA  PRO FORMA
                          SUBSIDIARIES ROMANOFF   COMPANIES   ADJUSTMENTS COMBINED
         ASSETS           ------------ -------- ------------- ----------- ---------
CURRENT ASSETS:
 Cash and cash equiva-
 lents..................    $  5,434   $   243     $ 3,673     $ (9,350)  $     --
 Accounts receivable:
   Trade, net of allow-
   ance.................      99,111     6,410      23,877           --    129,398
   Other................          --       193         429           --        622
 Due from related par-
 ties...................          --        --         619         (619)        --
 Inventories............      14,932       204       1,196           --     16,332
 Costs and estimated
 earnings in excess of
 billings on uncom-
 pleted contracts.......      15,938     1,943       7,401           --     25,282
 Deferred tax asset.....       3,439        --          --          132      3,571
 Prepaid expenses and
 other current assets...       4,138        --         525           --      4,663
                            --------   -------     -------     --------   --------
    Total current as-
    sets................     142,992     8,993      37,720       (9,837)   179,868
PROPERTY AND EQUIPMENT,
net.....................      25,603     1,852       5,132           --     32,587
GOODWILL, net...........     215,024        --          23       57,989    273,036
DEFERRED TAX ASSETS.....       4,822        --          --         (214)     4,608
DEFERRED FINANCING
COSTS...................         798        --          --           --        798
REFUNDABLE INCOME TAXES.       3,478        --          --           --      3,478
OTHER LONG-TERM ASSETS..       2,082     1,302         838         (617)     3,605
                            --------   -------     -------     --------   --------
    Total assets........    $394,799   $12,147     $43,713     $ 47,321   $497,980
                            ========   =======     =======     ========   ========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and
 accrued expenses.......    $ 65,076   $ 4,110     $14,295     $     --   $ 83,481
 Short-term debt, in-
 cluding current matu-
 rities.................       3,934        --       1,594        2,805      8,333
 Billings in excess of
 costs and estimated
 earnings on uncom-
 pleted contracts.......      15,265       824       6,835           --     22,924
 Liability for warranty
 costs..................          --        --           4           --          4
 Deferred service reve-
 nue....................       3,756        --         434           --      4,190
 Income taxes payable...       6,141        34         113           --      6,288
 Deferred tax liabili-
 ties...................          --        --          69          (69)        --
 Other current liabili-
 ties...................       5,110        --          12           --      5,122
 Due to related par-
 ties...................       5,601        --          86          (86)     5,601
                            --------   -------     -------     --------   --------
    Total current lia-
    bilities............     104,883     4,968      23,442        2,650    135,943
SENIOR DEBT, net of cur-
rent maturities.........      64,033        --       1,372       36,041    101,446
SUBORDINATED DEBT.......         820        --          --           --        820
LEASE OBLIGATIONS.......          --        --          --           --         --
DEFERRED TAX LIABILI-
TIES....................          --        --          --           --         --
DEFERRED COMPENSATION...          --        --         296         (296)        --
DUE TO RELATED PARTIES..       8,577        --          --           --      8,577
OTHER LONG-TERM LIABILI-
TIES....................       1,050        --       1,254       (1,252)     1,052
SHAREHOLDERS' EQUITY:
 Common stock...........          26       279       1,079       (1,355)        29
 Additional paid-in
 capital................     239,553       268       2,589       31,846    274,256
 Retained earnings
 (deficit)..............     (24,143)    6,632      14,933      (21,565)   (24,143)
 Common stock, subject
 to put.................          --        --      (1,252)       1,252         --
                            --------   -------     -------     --------   --------
    Total shareholders'
    equity..............     215,436     7,179      17,349       10,178    250,142
                            --------   -------     -------     --------   --------
    Total liabilities
    and shareholders'
    equity..............    $394,799   $12,147     $43,713     $ 47,321   $497,980
                            ========   =======     =======     ========   ========

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                              SUPPLEMENTAL
                    GROUPMAC AND                     COMMERCIAL   BARR    ATLANTIC             PRO FORMA     SUPPLEMENTAL
                    SUBSIDIARIES HUNGERFORD  MIINC      AIR     ELECTRIC INDUSTRIAL ROMANOFF  ADJUSTMENTS     PRO FORMA
                    ------------ ---------- -------  ---------- -------- ---------- --------  ------------   ------------
REVENUES...........   $138,479    $32,850   $42,283   $20,750    $7,717   $37,035   $33,008     $    --        $312,122
COST OF SERVICES...    101,762     24,602    35,909    13,855     5,148    28,625    25,430          --         235,331
                      --------    -------   -------   -------    ------   -------   -------     -------        --------
 Gross profit......     36,717      8,248     6,374     6,895     2,569     8,410     7,578          --          76,791
SELLING, GENERAL
AND
ADMINISTRATIVE
EXPENSES...........     35,862      5,591     5,360     5,649     1,496     1,936     4,930      (3,265)(a)      57,559
GOODWILL
AMORTIZATION.......        633         --        --        --        --        --        --       2,270 (b)       2,903
                      --------    -------   -------   -------    ------   -------   -------     -------        --------
 Income from
 operations........        222      2,657     1,014     1,246     1,073     6,474     2,648         995          16,329
OTHER INCOME
(EXPENSE):
 Interest expense..     (1,542)      (121)      (73)     (152)       --       (24)      (30)     (2,411)(c)      (4,353)
 Interest income...        398         89        21        10        42        91        29          --             680
 Other.............        112         42        --        69        (4)       27        (3)         --             243
                      --------    -------   -------   -------    ------   -------   -------     -------        --------
   INCOME (LOSS)
   BEFORE INCOME
   TAX PROVISION...       (810)     2,667       962     1,173     1,111     6,568     2,644      (1,416)         12,899
INCOME TAX
PROVISION..........      2,832         --       409       493        --        11        26       5,453 (e)       9,224
                      --------    -------   -------   -------    ------   -------   -------     -------        --------
NET INCOME (LOSS)..   $ (3,642)   $ 2,667   $   553   $   680    $1,111   $ 6,557   $ 2,618     $(6,869)       $  3,675
                      ========    =======   =======   =======    ======   =======   =======     =======        ========
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........   $  (0.34)
                      ========
 WEIGHTED AVERAGE
 SHARES............     10,800
                      ========
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........   $  (0.34)
                      ========
 WEIGHTED AVERAGE
 SHARES............     10,800
                      ========
                      OTHER
                    PRE-IPO,
                     IPO AND    COMBINED
                    POST-IPO    PRO FORMA    PRO FORMA
                    COMPANIES  ADJUSTMENTS   COMBINED
                    ---------- ------------- ------------
REVENUES........... $470,066     $    --     $782,188
COST OF SERVICES...  366,608          --      601,939
                    ---------- ------------- ------------
 Gross profit......  103,458          --      180,249
SELLING, GENERAL
AND
ADMINISTRATIVE
EXPENSES...........   92,403     (27,618)(a)  122,344
GOODWILL
AMORTIZATION.......       --       3,923 (b)    6,826
                    ---------- ------------- ------------
 Income from
 operations........   11,055      23,695       51,079
OTHER INCOME
(EXPENSE):
 Interest expense..   (2,231)     (1,297)(c)   (7,881)
 Interest income...      678      (1,358)(d)       --
 Other.............      757          --        1,000
                    ---------- ------------- ------------
   INCOME (LOSS)
   BEFORE INCOME
   TAX PROVISION...   10,259      21,040       44,198
INCOME TAX
PROVISION..........    2,276       8,910 (e)   20,410
                    ---------- ------------- ------------
NET INCOME (LOSS).. $  7,983     $12,130     $ 23,788
                    ========== ============= ============
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........                          $   0.82
                                             ============
 WEIGHTED AVERAGE
 SHARES............                            28,868(f)
                                             ============
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........                          $   0.82
                                             ============
 WEIGHTED AVERAGE
 SHARES............                            29,093(f)
                                             ============


   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                OTHER
                                                                                              PRE-IPO,
                                                                                               IPO AND
                    GROUPMAC AND                     COMMERCIAL   BARR    ATLANTIC            POST-IPO    PRO FORMA
                    SUBSIDIARIES HUNGERFORD  MIINC      AIR     ELECTRIC INDUSTRIAL ROMANOFF  COMPANIES  ADJUSTMENTS
                    ------------ ---------- -------  ---------- -------- ---------- --------  ---------  -----------
REVENUES...........   $42,844     $15,162   $19,549    $9,296    $3,607   $18,806   $16,647   $245,337     $    --
COST OF SERVICES...    30,921      11,280    16,042     7,554     2,494    14,544    12,700    190,436          --
                      -------     -------   -------    ------    ------   -------   -------   --------     -------
 Gross profit......    11,923       3,882     3,507     1,742     1,113     4,262     3,947     54,901          --
SELLING, GENERAL
AND
ADMINISTRATIVE
EXPENSES...........    18,007       2,625     2,690     1,516       566       765     2,343     44,246     (15,526)(a)
GOODWILL AMORTIZA-
TION...............        31          --        --        --        --        --        --         --       3,382 (b)
                      -------     -------   -------    ------    ------   -------   -------   --------     -------
 Income (Loss)
 from operations...    (6,115)      1,257       817       226       547     3,497     1,604     10,655      12,144
OTHER INCOME (EX-
PENSE):
 Interest expense..      (395)        (47)      (10)      (37)       --        (7)       (5)    (1,194)     (2,245)(c)
 Interest income...       154          49        11        --        15        29        15        296        (569)(d)
 Other.............       228          33        --        46        (4)       14       (12)       325          --
                      -------     -------   -------    ------    ------   -------   -------   --------     -------
   INCOME (LOSS)
   BEFORE INCOME
   TAX
   PROVISION (BENE-
   FIT)............    (6,128)      1,292       818       235       558     3,533     1,602     10,082       9,330
INCOME TAX PROVI-
SION (BENEFIT).....       354          --       556      (380)       --        82        16      1,788       7,478 (e)
                      -------     -------   -------    ------    ------   -------   -------   --------     -------
NET INCOME (LOSS)..   $(6,482)    $ 1,292   $   262    $  615    $  558   $ 3,451   $ 1,586   $  8,294     $ 1,852
                      =======     =======   =======    ======    ======   =======   =======   ========     =======
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........   $ (0.76)
                      =======
 WEIGHTED AVERAGE
 SHARES............     8,492
                      =======
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE.........   $ (0.76)
                      =======
 WEIGHTED AVERAGE
 SHARES............     8,492
                      =======
                    PRO FORMA
                    COMBINED
                    ------------
REVENUES........... $371,248
COST OF SERVICES...  285,971
                    ------------
 Gross profit......   85,277
SELLING, GENERAL
AND
ADMINISTRATIVE
EXPENSES...........   57,232
GOODWILL AMORTIZA-
TION...............    3,413
                    ------------
 Income (Loss)
 from operations...   24,632
OTHER INCOME (EX-
PENSE):
 Interest expense..   (3,940)
 Interest income...       --
 Other.............      630
                    ------------
   INCOME (LOSS)
   BEFORE INCOME
   TAX
   PROVISION (BENE-
   FIT)............   21,322
INCOME TAX PROVI-
SION (BENEFIT).....    9,894
                    ------------
NET INCOME (LOSS).. $ 11,428
                    ============
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE......... $   0.40
                    ============
 WEIGHTED AVERAGE
 SHARES............   28,868(f)
                    ============
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE......... $   0.39
                    ============
 WEIGHTED AVERAGE
 SHARES............   29,093(f)
                    ============

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  OTHER
                          GROUPMAC AND COMMERCIAL   BARR    ATLANTIC            POST-IPO   PRO FORMA    PRO FORMA
                          SUBSIDIARIES    AIR     ELECTRIC INDUSTRIAL ROMANOFF  COMPANIES ADJUSTMENTS   COMBINED
                          ------------ ---------- -------- ---------- --------  --------- -----------   ---------
REVENUES................    $266,277     $5,003     $950     $8,853   $18,800    $95,945    $    --     $395,828
COST OF SERVICES........     202,544      3,921      712      6,918    13,880     76,040         --      304,015
                            --------     ------     ----     ------   -------    -------    -------     --------
  Gross profit..........      63,733      1,082      238      1,935     4,920     19,905         --       91,813
SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES.      45,707        918      206        576     2,903     13,417     (1,273)(a)   62,454
GOODWILL AMORTIZATION...       2,004         --       --         --        --         --      1,409 (b)    3,413
                            --------     ------     ----     ------   -------    -------    -------     --------
  Income (Loss) from
  operations............      16,022        164       32      1,359     2,017      6,488       (136)      25,946
OTHER INCOME (EXPENSE):
  Interest expense......      (1,314)       (41)      --         (4)       (2)      (326)    (2,253)(c)   (3,940)
  Interest income.......         229         --       10         67         9         66       (381)(d)       --
  Other.................         149         25       --         18        42         (2)        --          232
                            --------     ------     ----     ------   -------    -------    -------     --------
   INCOME (LOSS) BEFORE
   INCOME TAX PROVISION.      15,086        148       42      1,440     2,066      6,226     (2,770)      22,238
INCOME TAX PROVISION....       6,718        394       --         13        50         64      3,022 (e)   10,261
                            --------     ------     ----     ------   -------    -------    -------     --------
NET INCOME (LOSS).......    $  8,368     $ (246)    $ 42     $1,427   $ 2,016    $ 6,162    $(5,792)    $ 11,977
                            ========     ======     ====     ======   =======    =======    =======     ========
BASIC EARNINGS PER
SHARE:
  EARNINGS PER SHARE....    $   0.35                                                                    $   0.41
                            ========                                                                    ========
  WEIGHTED AVERAGE
  SHARES................      24,198                                                                      28,868 (f)
                            ========                                                                    ========
DILUTED EARNINGS PER
SHARE:
  EARNINGS PER SHARE....    $   0.34                                                                    $   0.41
                            ========                                                                    ========
  WEIGHTED AVERAGE
  SHARES................      24,595                                                                      29,289 (f)
                            ========                                                                    ========

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BACKGROUND:

  The respective results of operations for the Pre-IPO and IPO Companies from January 1, 1997 to the dates of the acquisitions were combined with the Company and the Post-IPO Companies, excluding Premex, Inc. ("Commercial Air"), actual results of operations for the twelve months ended December 31, 1997 and Commercial Air for the twelve months ended March 31, 1998 to determine the pro forma results of operations for the twelve months ended December 31, 1997.

   The respective results of operations for the Pre-IPO Companies, IPO Companies and the Post-IPO Companies from January 1, 1997 to the dates of the acquisitions, or June 30, 1997 for acquisitions consummated subsequent to June 30, 1997, were combined with actual results of the Company for the six months ended June 30, 1997 to determine the pro forma results of operations for the six months ended June 30, 1997. The respective results of operations for the Post-IPO Companies from January 1, 1998 to the dates of the acquisitions, or June 30, 1998 for acquisitions consummated subsequent to June 30, 1998, were combined with actual results of the Company for the six months ended June 30, 1998 to determine the pro forma results of operations for the six months ended June 30, 1998.

2. ACQUISITIONS:

  The acquisitions of the Pre-IPO Companies were financed by borrowings under a credit agreement dated May 2, 1997 (the "Original Credit Agreement"). The Original Credit Agreement provided secured facilities consisting of (a) an 18-month revolving credit facility providing up to $3 million in revolving loans (the "Revolving Credit Facility"), (b) a six-year term loan of $20 million to help fund the acquisition of Airtron (the "Airtron Term Loan"), and (c) a term loan facility available until October 31, 1998, providing for up to $12 million in term loans having a final maturity six years after the date of the Original Credit Agreement (the "Acquisition Credit Facility"). Borrowings under this facility were repaid with proceeds from the IPO.

  The results of operations of the acquired businesses are included in the actual results of operations of the Company from the date of acquisition and the historical balance sheet at June 30, 1998 includes the acquisitions completed as of that date. All of the acquisitions are accounted for as purchases. The cash consideration associated with the acquisition of the IPO Companies and the Post-IPO Companies was provided by proceeds from the IPO and borrowings under a credit agreement dated June 12, 1998 (the "Credit Agreement") and an earlier agreement dated December 11, 1997. The Credit Agreement is more fully described in the section "Description of Credit Agreement" on page 53.

  The following table sets forth the consideration paid or to be paid in (a) cash, (b) subordinated debt, (c) shares of non-convertible, non-voting Preferred Stock to the shareholders of the Pre-IPO Companies and (d) shares of Common Stock to the shareholders of the Pre-IPO, IPO and Post-IPO Companies. The Preferred Stock was redeemable at any time after the initial issuance, in whole or in part, at the option of the Company, at an amount equal to the liquidation value of $1.00 per share plus any accrued but unpaid dividends. Redemption of all outstanding Preferred Stock occurred in connection with the IPO.

  For purposes of computing the estimated purchase price for accounting purposes for the Third Quarter Post-IPO Companies, the value of the Common Stock is determined using an estimated weighted average fair value of $13.84 per share, which represents a discount rate of 19.6% from the weighted average stock price of $17.23 at the respective dates of acquisition due primarily to restrictions on the sale and transferability of such shares. The restrictions are created by a contractual restriction imposed on the shares issued in connection with the acquisition of the acquired businesses. This contractual provision prohibits the shareholders from selling, transferring or otherwise disposing of any shares for one year following the date of acquisition of such shares and limiting dispositions for one additional year to no more than 36% of their holdings.

                        GROUP MAINTENANCE AMERICA CORP.

  The estimated purchase price and related allocations of the excess purchase price for the Post-IPO Companies are based upon preliminary estimates and are subject to certain purchase price adjustments at and following closing. Based upon management's preliminary analysis, it is anticipated that the historical carrying value of the assets and liabilities of the Third Quarter Post-IPO Companies (representing $23.5 million) will approximate fair value. This results in an allocation to goodwill of approximately $58.0 million. Management has not identified any other material tangible or identifiable intangible assets to which a portion of the purchase price could reasonably be allocated. Amounts in thousands.

                                  SUBORDINATED
                                    DEBT AND
                                     NOTES         SHARES OF         SHARES OF         TOTAL
                           CASH     PAYABLE    PREFERRED STOCK(1) COMMON STOCK(3) CONSIDERATION(2)
                         -------- ------------ ------------------ --------------- ----------------
Airtron................. $ 20,849    $   --          14,873            4,652          $ 58,192
                         --------    ------          ------           ------          --------
Pre-IPO Companies
 (excluding Airtron)....   12,504        --           4,405            1,437            32,033
IPO Companies...........   30,585        --              --            3,007            64,851
First Quarter Post-IPO
 Companies..............   36,666       820              --            2,506            68,228
Second Quarter Post-IPO
 Companies..............   48,811        --              --            2,906            89,549
Third Quarter Post-IPO
 Companies..............   42,761     4,000              --            2,383            81,467
                         --------    ------          ------           ------          --------
  Total Acquisitions....  171,327     4,820           4,405           12,239           336,128
                         --------    ------          ------           ------          --------
  Totals................ $192,176    $4,820          19,278           16,891          $394,320
                         ========    ======          ======           ======          ========

--------
(1) The preferred stock is valued at $1 per share. This stock was redeemed for $1 per share in connection with the IPO.

(2) The total consideration specified above has been reduced by distributions totaling $10.7 million representing substantially all of the previously taxed undistributed earnings of such acquired companies from the acquired companies that are S corporations.

(3) Excludes 0.3 million of options and 0.5 million of warrants to purchase common stock.

                        GROUP MAINTENANCE AMERICA CORP.

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  a) Records S Corporation distributions of $2.6 million on certain Third Quarter Post-IPO Companies to be satisfied with cash and notes to the selling shareholders. Also, records the deferred income tax liabilities associated with converting all acquired companies taxed under Subchapter S of the Internal Revenue Code (the Code) to corporations taxed under Subchapter C of the Code.

  b) Records the settlement of all shareholder receivables and payables with cash at closing.

  c) Records the elimination of all assets and liabilities of the Third Quarter Post-IPO Companies that are specifically excluded as part of the purchase transaction.

  d) Records the elimination of the historical equity accounts of the Third Quarter Post-IPO Companies.

  e) Records the purchase of the Third Quarter Post-IPO Companies, including the cash, issuance of notes payable, options to purchase Common Stock and Common Stock consideration due to these companies.

  f) Records the refinancing of debt assumed in connection with the acquisition of the Third Quarter Post-IPO Companies with the Credit Agreement.

  The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands):

                                                                          PRO FORMA
                            (A)    (B)   (C)     (D)      (E)     (F)    ADJUSTMENTS
                          -------  ----  ----  -------  -------  ------  -----------
Cash and cash
 equivalents............  $(1,568) $533   $--      $--  $(8,315) $   --    $(9,350)
Due from related
 parties................       --  (619)   --       --       --      --       (619)
Deferred tax assets.....      132    --    --       --       --      --        132
Goodwill................       13    --  (296) (23,195)  81,467      --     57,989
Deferred tax assets
 (noncurrent)...........     (214)   --    --       --       --      --       (214)
Other noncurrent assets.     (617)   --    --       --       --      --       (617)
Short-term debt,
 including current
 maturities.............     (399)   --    --       --   (4,000)  1,594     (2,805)
Deferred tax
 liabilities............       69    --    --       --       --      --         69
Due to related parties..       --    86    --       --       --      --         86
Senior debt, net of
 current maturities.....       --    --    --       --  (34,447) (1,594)   (36,041)
Deferred compensation...       --    --   296       --       --      --        296
Other long-term
 liabilities............       --    --    --    1,252       --      --      1,252
Common stock............       --    --    --    1,357       (2)     --      1,355
Additional paid-in
 capital................       --    --    --    2,857  (34,703)     --    (31,846)
Retained earnings.......    2,584    --    --   18,981       --      --     21,565
Common stock, subject to
 put....................       --    --    --   (1,252)      --      --     (1,252)
                          -------  ----  ----  -------  -------  ------    -------
  Total.................  $    --  $ --  $ --  $    --  $    --  $   --    $    --
                          =======  ====  ====  =======  =======  ======    =======

                        GROUP MAINTENANCE AMERICA CORP.

4. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

  a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of the GroupMAC Companies to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

  The salaries, bonuses, benefits and other compensation items recorded in the individual financial statements amounted to $33.4 million, $11.8 million and $3.1 million for the year ended December 31, 1997 and the six month periods ended June 30, 1997 and 1998, respectively. The contractually agreed upon compensation and benefits for these same businesses, on a going forward basis, amount to $9.5 million, $3.3 million and $1.8 million for the year ended December 31, 1997 and the six month periods ended June 30, 1997 and 1998, respectively. The difference between these respective amounts equates to $23.9 million, $8.5 million and $1.3 million and are reflected as pro forma adjustments.

  Also reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charge of $7.0 million recorded by the Company in the second quarter of 1997 related to the reverse acquisition of GroupMAC.

  b) Reflects the amortization of goodwill to be recorded as a result of the acquisitions over a 40-year estimated life.

                        GROUP MAINTENANCE AMERICA CORP.

  c) Represents the adjustment necessary to reflect interest expense related to borrowings under the Credit Agreement to fund the cash portion of the purchase price and the assumption of debt related to the Post-IPO Companies, and interest related to the subordinated debt and notes issued to fund the S Corporation distributions discussed in Note 3a. A summary of the historical and pro forma debt outstanding and a summary of the pro forma interest expense (including amounts recognized in the historical financial statements) assuming the acquisitions occurred on January 1, 1997, is as follows (in thousands):

                            DECEMBER 31, 1997             JUNE 30, 1997 AND 1998
                        ------------------------------- -------------------------------
                                                                                 SIX
                                 INTEREST       ANNUAL           INTEREST       MONTH
                        BALANCE    RATE        INTEREST BALANCE    RATE        INTEREST
                        -------- --------      -------- -------- --------      --------
Short-Term Debt:
  Historical June 30,
   1998 short-term
   debt................ $    332  7.1875%(i)    $   24  $    332  7.1875%(i)    $   12
  Historical June 30,
   1998 S Corporation
   Notes...............    3,602  6.0000%(ii)      216     3,602  6.0000%(ii)      108
                        --------                ------  --------                ------
                           3,934                   240     3,934                   120
  Third Quarter Post-
   IPO Companies S
   Corporation Notes...      399  6.0000%(ii)       24       399  6.0000%(ii)       12
  Third Quarter Post-
   IPO Companies note
   payable.............    4,000  6.5000%(iv)      260     4,000  6.5000%(iv)      130
                        --------                ------  --------                ------
    Total pro forma
     short-term
     debt/interest
     expense........... $  8,333                $  524  $  8,333                $  262
                        ========                ======  ========                ======
Long-Term Debt:
  Historical June 30,
   1998 long-term debt. $ 64,033  7.1875%(i)    $4,602  $ 64,033  7.1875%(i)    $2,301
  Historical June 30,
   1998 subordinated
   debt................      820  8.0000%(iii)      66       820  8.0000%(iii)      33
                        --------                ------  --------                ------
                          64,853                 4,668    64,853                 2,334
  Third Quarter Post-
   IPO Companies
   assumed debt
   refinanced..........    2,966  7.1875%(i)       213     2,966  7.1875%(i)       106
  Third Quarter Post-
   IPO Companies
   borrowings to fund
   cash portion of
   purchase prices.....   34,447  7.1875%(i)     2,476    34,447  7.1875%(i)     1,238
                        --------                ------  --------                ------
    Total pro forma
     long-term
     debt/interest
     expense........... $102,266                $7,357  $102,266                $3,678
                        ========                ======  ========                ======
    Total pro forma
     debt/interest
     expense........... $110,599                $7,881  $110,599                $3,940
                        ========                ======  ========                ======

--------
  (i) Represents current borrowing rates under the Credit Agreement.
 (ii) Represents the contractual interest rate for the S Corporation Notes discussed in Note 3a.
(iii) Represents the contractual interest rates for the subordinated debt outstanding on the Company's historical balance sheet at June 30, 1998.
(iv) Represents the contractual interest rate for this note payable.

  d) Reflects the reduction to historical interest income earned on acquired cash and the remaining IPO proceeds, all of which is assumed to be used for the acquisition of the GroupMAC Companies.

  e) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

                        GROUP MAINTENANCE AMERICA CORP.

  f) Weighted average shares outstanding include the following (in thousands):

                                                  DECEMBER 31, JUNE 30, JUNE 30,
                                                      1997       1997     1998
                                                  ------------ -------- --------
Shares issued in Initial Public Offering........      8,340      8,340    8,340
Shares issued under Subscription Agreement dated
 October 24, 1996...............................      2,600      2,600    2,600
Shares issued to Pre-IPO Companies..............      6,089      6,089    6,089
Shares issued to IPO Companies..................      3,007      3,007    3,007
Shares issued to First Quarter Post-IPO
 Companies......................................      2,506      2,506    2,506
Shares issued to Second Quarter Post-IPO
 Companies......................................      2,906      2,906    2,906
Shares issued to Third Quarter Post-IPO
 Companies......................................      2,383      2,383    2,383
Shares issued to Founding Management and
 Directors......................................      1,037      1,037    1,037
                                                     ------     ------   ------
Weighted average shares outstanding--basic......     28,868     28,868   28,868
Incremental effect of options and warrants on
 shares outstanding.............................        225        225      421
                                                     ------     ------   ------
Weighted average shares outstanding--diluted....     29,093     29,093   29,289
                                                     ======     ======   ======

     (c)  Exhibits.

     The following exhibits are filed with this report:

2.1* Agreement and Plan of Merger dated as of August 31, 1998 among the Company, Romanoff Electric Acquisition Corp., Romanoff Electric Corp. and the shareholders of Romanoff Electric Corp.

23       Consent of KPMG Peat Marwick, LLP.

99*       List of Lenders under the Credit Agreement.
---------
* Incorporated by reference to the Company's Form 8-K dated September 15, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GROUP MAINTENANCE AMERICA CORP.



                                              By:   /s/ Randolph W. Bryant
                                                 ______________________________
                                                        Randolph W. Bryant
                                                       Senior Vice President
                                                        and General Counsel

Date:   September 21, 1998